                         UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

In re:                                    ) Chapter 11
                                          )
ARLINGTON HOSPITALITY, INC., ET AL,       ) Case No. 05 B 34885
                                          ) (Jointly Administered)
                      Debtors.            )
                                          ) Bankruptcy Judge A. Benjamin Goldgar
                                          )

               ORDER (A) SCHEDULING THE DATE, TIME AND PLACE FOR A
             HEARING ON THE PROPOSED SALE MOTION; (B) APPROVING THE
                   FORM AND MANNER OF THE NOTICE THEREOF; AND
        (C) APPROVING THE (i) BIDDING PROCEDURES, AND (ii) BREAK-UP FEES

      THIS MATTER COMING TO BE HEARD upon the motion (the "Motion") of the above-captioned debtors and debtors in possession (the "Debtors"), seeking entry of an Order (a) scheduling the date, time and place for a hearing on the proposed sale motion; (b) approving the form and manner of the notice thereof; and (c) approving the (i) bidding procedures, and (ii) break-up fees; the Court having reviewed the Motion; the Court having heard the statements of counsel in support of the relief requested therein at a hearing thereon (the "Hearing"); the Court finding that: (a) it has jurisdiction over the matters raised in the Motion pursuant to 28 U.S.C. Section 1334; (b) this is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2)(A), (N) and (O); (c) the relief requested in the Motion is warranted and is in the best interests of the Debtors, their estates, and their creditors; and (d) notice of the Motion and the Hearing given by the Debtors was sufficient under the circumstance; and the Court being fully advised in the premises:

      IT IS HEREBY FOUND AND DETERMINED THAT:

      A. The Debtors have articulated good and sufficient reasons for approval of the Debtors' Bidding Procedures,

      B. The Debtors' Bidding Procedures, attached hereto and incorporated herein as Exhibit 1, are reasonable and appropriate to maximize the return on the Assets, and

      C. The Debtors' proposed notice of the Bidding Procedures, including the Auction Notice attached hereto as Exhibit 2, are reasonable.

      NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

      1. The Sale Procedures Motion is granted in all respects; and it is further

      2. The Bidding Procedures, attached hereto as Exhibit 1, are hereby approved.

      3. The Notice of Auction and Sale Hearing (the "Auction Notice"), attached hereto as Exhibit 2, is hereby approved as good and sufficient notice of the sale of the Assets, the Auction and all proceedings related thereto.

      4. The Debtor shall serve the Auction Notice upon the persons and in the manner specified in the Sale Procedures Motion by October 13, 2005 and the Debtors shall publish an abbreviated version of the Auction Notice in the Wall Street Journal by no later than October 27, 2005. Such service and publication shall be deemed good and sufficient notice of this Order, the Sale Procedures Motion, the Bidding Procedures, the Auction, and all proceedings to be held thereon.

      5. The Debtors shall hold the Auction for the Assets in accordance with the Bidding Procedures at the offices of Jenner & Block, One IBM Plaza, Chicago, IL commencing on November 14, 2005 at 11:00 a.m., Central time. Any person seeking to participate as a bidder at the Auction must comply with the Bidding Procedures.

      6. The Debtors may extend the deadlines set forth in the Bidding Procedures, may adjourn the Auction at the Auction, may extend the time for filing the Sale Motion and objections thereto, and/or may seek adjournment of the Sale Hearing in open court, all without further notice.

      7. The Break Up Fee provisions as set forth the Bid Procedures are approved.

      8. The Court shall retain jurisdiction to hear and determine all matters arising from or relating to the implementation of this Order.

      9. Objections to any of the relief requested by Debtors in the Sale Motion, including any asserted Interest in any of the Assets, shall be set forth in writing and with particularly the grounds for such objections or other statements of position and shall be served by 5 p.m. Central Time on November 15, 2005, on (i) (ii) counsel for Debtors, Catherine Steege, Jenner & Block LLP, One IBM Plaza, Chicago, IL 60611; (iii) counsel for the Committee, Matthew J. Botica, Winston & Strawn LLP, 35 W. Wacker Dr., Chicago, IL 60601; (iv) the United States Trustee Steve G. Wolfe, 227 W. Monroe, Suite 3350, Chicago, IL 60606. A courtesy copy of any objection must also be submitted to chamber by 5 p.m. CST on November 15, 2005.

      10. The Court has scheduled November 17, 2005, at 9.30.m. (or such time thereafter as counsel may be heard) as the date for a hearing (the "Sale Hearing") to consider entry of an order, pursuant to the Sale Motion, authorizing and approving (i) the sale of the Assets free and clear of all liens, claims, and encumbrances, pursuant to 11 U.S.C. Section 363 and the Asset Purchase Agreement or agreements as entered into by Debtors pursuant to the bidding Procedures for the sale of the Assets; (ii) the assumption and assignment of certain executory contracts and unexpired leases in connection with the sale of the Assets; and (iii) the exemption of the sale of Assets from stamp or other similar taxes. The Sale Hearing may, however, be adjourned from time to time by announcement at the Sale Hearing in open Court, without notice.

      11. Objections, if any, that relate to the proposed assumption and assignment of executory contracts and unexpired leases (including, but not limited to, any objections relating to the validity of the cure amount as determined by Debtors or to otherwise assert that any amounts, defaults, conditions, or pecuniary losses must be cured or satisfied under any of the assigned executory contracts or unexpired leases as of the date of the Sale Hearing, not including accrued but not yet due obligations, in order for such contract to be assumed and/or assigned) (a "Cure Objection") shall be filed and served so as to be actually received by (i) the Court; (ii) counsel for Debtors, Catherine Steege, Jenner & Block LLP, One IBM Plaza, Chicago, IL 60611; (iii) counsel for the Committee, Matthew J. Botica, Winston & Strawn LLP, 35 W. Wacker Dr., Chicago, IL 60601; (iv) the United States Trustee, Steve G. Wolfe, 227 W. Monroe, Suite 3350, Chicago, IL 60606 by 5 p.m. Central Time on November 10, 2005 (the "Cure Objection Deadline").

      12. Except as set forth herein, unless a Cure Objection is filed and served by a non-Debtor party to an executory contract or unexpired lease proposed to be assumed and assigned by the Cure Objection Deadline, all interested parties who have received actual or constructive notice hereof shall be deemed to have waived and released any right to assert a Cure Objection and to have otherwise consented to the assignment of the executory contracts, joint venture agreements and unexpired leases set forth on Schedules to the Asset Purchase Agreement and shall be forever barred and estopped from asserting or claiming against Debtors, the Proposed Purchaser or the Successful Bidder or any other assignee of them that any additional amount are due or defaults exist, or conditions to assignment must be satisfied, under such assigned contract for the period prior to the date of the Sale Hearing.

      13. Cure Objections shall set forth the cure amount the Objector asserts is due, the specific types and dates of the alleged defaults, pecuniary losses, conditions to assignment and the support therefore.

      14. Any hearings with respect to Cure Objections may be held (a) at the Sale Hearing; or (b) at such other date as the Court may designate, provided that if the subject executory contract or unexpired lease is assumed and assigned, the cure amount asserted by the objecting party (or such lower amount as may be fixed by the Court) shall be deposited with and held in a segregated account by Debtors or such other person as the Court may direct pending an order of the Bankruptcy Court as to the appropriate cure amount or mutual agreement of the parties. A properly filed and served Cure Objection shall reserve such party's rights against Debtors (but not any purchaser of the Assets) respecting the Cure Obligation, but shall not constitute an objection to the relief generally requested in the Sale Motion; and it is further

      15. This Order is effective immediately upon its entry.

      16. All rights to credit bid under 11 USC Section 363(k) are preserved.

Dated: October___, 2005

                                        ENTERED:

                                        /s/ A. Benjamin Goldgar
                                        ---------------------------------
                                        UNITED STATES BANKRUPTCY JUDGE

              ENTERED

            OCT 12, 2005

      Judge A. Benjamin Goldgar
      United States Bankruptcy Court

                                   EXHIBIT 1

                        EXHIBIT 1 TO BID PROCEDURES ORDER

                               BIDDING PROCEDURES

            Set forth below are the bidding and sales procedures ("Bidding Procedures") to be used with respect to the prospective sales of the business and assets of Arlington Hospitality Inc. and its subsidiaries (the "Sellers" or "Debtors"). The Debtors will seek entry of an order from the United States Bankruptcy Court authorizing and approving Sales of the assets to the Qualified Bidder(s), as hereinafter defined, as the Sellers, in the exercise of their business judgment, after consideration with their advisors, may determine to have made the highest and otherwise best offer(s) to purchase the assets ("the Successful Bidder).

      a. ASSETS TO BE SOLD. The Debtors are offering substantially all of their assets for sale (the "Assets"). The Debtors shall retain all rights and title to assets that are not subject to a bid accepted by the Debtors and approved by the Bankruptcy Court at the Sale Hearing. The Debtors shall offer the assets to be sold as a single lot and in such lots or combination of lots as the Debtors determine, in the exercise of their reasonable business judgment, determine will result in the highest or otherwise best collective value for the Assets.

      b. EXCLUDED ASSETS. The Debtors shall not sell and shall retain the following Assets ("Excluded Assets"):

            - any cash or cash equivalents, including any marketable securities or certificates of deposit, or any collected funds or items in the process of collection at the Sellers' financial institutions through and including the date on which the sale closes (the "Closing Date");

            - any rights of the Sellers or any of their Affiliates with respect to any tax or income tax refund relating to periods ending on or prior to the Closing Date, including any ratable portion of a tax or income tax period that includes the Closing Date, any tax returns or income tax returns and records of the Sellers or any of their respective Affiliates, and any rights of the Sellers or any of their respective Affiliates under any tax or income tax allocation or sharing agreement;

            - any prepaid expenses (including prepaid taxes and income taxes), deposits and claims for refunds or reimbursements in connection with the Sellers' business;

            - the corporate charter, qualification to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, corporate seal, minute books, stock transfer books, blank stock certificates, books and records relating to federal, state, local or foreign income, gross receipts, franchise, estimated alternative minimum or add-on taxes, and any other documents relating to the organization, maintenance and existence of the Sellers as corporations;

            - any property, casualty or other insurance policy or related insurance services contract held by a Seller or any of its Affiliates;

            - any causes of action arising under Sections 541-553 of the Bankruptcy Code (the "Avoidance Actions") of the Sellers or an Affiliate of the Sellers;

            - any Sellers' employee benefit Plans and corresponding assets or any rights of a Seller or any of its Affiliates in the Sellers' Employee Benefit Plans provided by a Seller to the Employees;

            - any rights of the Sellers relating to any of the Excluded Assets or any liabilities which are not assumed by the Successful Bidder; and

            - any other assets, rights and properties identified by the Qualified Bidder as being excluded from such Qualified Bidder's offer.

      c. RESERVATION OF RIGHTS. The Sellers reserve the right to enter into agreements for the Sales of the Assets, individually or as part of a group, which such agreements shall be subject to higher or otherwise better bids at the Auction, at any time prior to the commencement of the Auction. The Sellers may offer in such agreements a break up fee equal to up to two (2%) per cent of the consideration to be paid for the Assets ("Break Up Fee"). The Sellers shall retain all rights to the Assets that are not subject to a bid accepted by the Sellers and approved by the Bankruptcy Court at the Sale Hearing. The Sellers shall have the discretion to implement such changes to the Bidding Procedures that the Sellers deem appropriate to maximize the value of the Assets.

      d. THE BIDDING PROCESS. The Debtors shall (i) determine whether any person is a Qualified Bidder (as hereinafter defined), (ii) coordinate the efforts of Qualified Bidders in conducting their respective due diligence investigations regarding the Debtors' businesses, (iii) receive offers from Qualified Bidders, and (iv) negotiate any offer made to purchase the Assets, together or separately (collectively, the "Bidding Process"). Neither the Debtors nor their representatives shall be obligated to furnish any information of any kind whatsoever relating to the Assets to any person who is not a Qualified Bidder.

      e. AUCTION PARTICIPATION REQUIREMENTS. Unless otherwise ordered by the Bankruptcy Court, for cause shown, or as otherwise determined by the Debtors, in order to participate in the Bidding Process each person (a "Qualified Bidder") must submit a bid that adheres to the following requirements (a "Qualified Bid"):

            (i) All Qualified Bids must be submitted to Stephan K. Miller, Arlington Hospitality Inc., 2355 S. Arlington Heights Road, Suite 400, Arlington Heights, IL 60005, with copies to: (a) Catherine Steege, Jenner & Block LLP, One IBM Plaza, Chicago, Illinois 60611, and (b) Richard Morgner, Chanin Capital Partners, 330 Madison Avenue, 11th Floor, New York, NY 10017, not later than 11:00 a.m. (CST) on the date on November 10, 2005 (the "Bid Deadline").

            (ii) All Qualified Bids shall be in the form of a letter from a person or persons that the Debtors deem financially able to consummate the purchase of the Assets, which letter states:

                  (a) that such Qualified Bidder offers to purchases the Assets upon the terms and conditions set forth in a copy of Asset Purchase Agreement, together with its Exhibits and Schedules, marked to show proposed amendments and modifications, including, but not limited to, price and the time of closing, and such modifications as are appropriate to reflect the purchase of additional assets or the elimination of assets of the Debtors (the "Marked Agreement");

                  (b) that each such Qualified Bidder is prepared to execute a contract within two business days following designation of such Qualified Bidder as the winning Bidder and to consummate the transaction within ten days following entry of an order of this Court in substantially the form of the Order attached to the Sale Motion as Exhibit 1 approving the Sale to the Successful Bidder; and

                  (c) that each such Qualified Bidder's offer is irrevocable until two (2) business days after the closing of a purchase of the Assets

            (iv) All Qualified Bids shall include an agreement to abide and be bound by the rights and obligations in the Marked Agreement;

            (v) All Bids shall be, in the opinion of the Debtors, not materially more burdensome or conditional than the terms of the Asset Purchase Agreement;

            (vi) All Bids shall obligate the Bidder, upon submission of the Bid, to deposit into escrow with the Debtors not less than the sum of $1,100,000 (the "Good Faith Deposit");

            (vii) All Bids shall be, in the opinion of the Debtors, substantially on the same or better terms and conditions as set forth in the Asset Purchase Agreement;

            (viii) All Bids shall be accompanied by satisfactory evidence, in the opinion of the Debtors, of committed financing or other ability to perform.

      f. DUE DILIGENCE. The Debtors shall afford each Qualified Bidder due diligence access to the Assets. Due diligence access may include management presentations as may be scheduled by the Debtors, access to data rooms, on site inspections and such other matters which a Qualified Bidder may request and as to which the Debtors, in their sole discretion, may agree to. Neither the Debtors nor any of their affiliates (nor any of their respective representatives) are obligated to furnish any information relating to the Assets to any person except to Qualified Bidders. Bidders are advised to exercise their own discretion before relying on any information regarding the Assets provided by anyone other than the Debtors or their representatives.

      g. BID PROTECTION. Recognizing that a bidder that submits an initial Qualified Bid with superior terms may enhance the value of the Assets, the Debtors have established an initial

"Stalking Horse Bid Deadline." Qualified Bidders who comply with the requirements of paragraph e herein by October 21, 2005 may be considered by the Debtors for stalking horse status and offered a Break-Up Fee. In the event that a Qualified Bidder is granted stalking horse protection by the Debtors (a "Stalking Horse Qualified Bidder"), the Stalking Horse Qualified Bidder shall be paid a Break-Up Fee if the Stalking Horse Qualified Bidder is not otherwise in default of its Marked Agreement and if the Court approves a competing Qualified Bidder providing for the sale of the Assets other than to the Stalking Horse Qualified Bidder, and if such sale to such Qualified Bidder closes and is consummated. In addition, the first successor bid over the bid of the Stalking Horse Qualified Bidder must be in the aggregate amount of the Break-Up Fee plus $250,000. Bidding will proceed in increments of at least $250,000 thereafter.

      h. "AS IS, WHERE IS". The sale of the Assets shall be on an "as is, where is" basis and without representations or warranties of any kind, nature, or description by the Seller, its agents or estate. Except as otherwise provided in the Asset Purchase Agreement or the Marked Agreement, all of the Debtors' right, title and interest in and to the Assets to be acquired shall be sold free and clear of all liens, claims, charges, security interests, restrictions and other encumbrances of any kind or nature thereon and there against pursuant to 11 U.S.C. Section 363 (collectively, the "Transferred Liens"), with such Transferred Liens to attach to the net proceeds of the sale of such Assets.

            Each bidder shall be deemed to acknowledge and represent that it has relied solely upon its own independent review, investigation and/or inspection of any documents and/or Assets in making its bid, and that it did not rely upon any written or oral statements, representations, promises, warranties or guaranties whatsoever, whether express, implied, by operation of law or otherwise, regarding the Assets, or the completeness of any information provided in connection with the Assets, the Bidding Process or the Auction, except as expressly stated in these Bidding Procedures or, as to the Successful Bidder, in the applicable Marked Agreement.

      i. AUCTION. The Debtors shall conduct an auction (the "Auction") at the offices of Jenner & Block, One IBM Plaza, Chicago, Illinois, on November 14, 2005, beginning at 11:00 a.m. (CST) or such later time or other place as the Debtors shall notify all Qualified Bidders who have submitted Qualified Bids. Only representatives of the Debtors, the United States Trustee, the Committee, and any Qualified Bidders who have timely submitted Qualified Bids shall be entitled to attend the Auction. The Debtors may announce at the Auction additional procedural rules that are reasonable under the circumstances (e.g., the amount of time allotted to make subsequent overbids) for conducting the Auction, so long as such rules are not inconsistent with these Bidding Procedures. Based upon the terms of the Qualified Bids received, the number of Qualified Bidders participating in the Auction, and such other information as the Debtors determine is relevant, the Debtors, in their sole discretion, may conduct the Auction in the manner they determine will achieve the maximum value for Assets.

            The Debtors may adopt rules for bidding at the Auction that, in their business judgment, will better promote the goals of the bidding process and that are not inconsistent with any of the provisions of the Bidding Procedures, the Bankruptcy Code or any order of the Bankruptcy Court entered in connection herewith.

            As soon as practicable after the conclusion of the Auction, the Debtors shall (i) review each Qualified Bid on the basis of financial and contractual terms and the factors relevant to the sale process, including those factors affecting the speed and certainty of consummating the Sale and (ii) identify the highest or otherwise best offer for the Assets and any second-highest offer. At the Sale Hearing, the Debtors may present to the Bankruptcy Court for approval the Successful Bid or Bids. The Debtors reserve all rights not to submit any bid which is not acceptable to the Debtors for approval to the Bankruptcy Court.

      j. ACCEPTANCE OF QUALIFIED BIDS. The Debtors shall sell the Assets to the Successful Bidder or Bidders, as the case may be, submitting the highest or otherwise best Qualified Bid(s) at the Auction, upon approval of such Qualified Bid(s) by the Bankruptcy Court at the Sale Hearing. The Debtors' presentation to the Bankruptcy Court for approval of a particular Qualified Bid does not constitute the Debtors' acceptance of such Qualified Bid. The Debtors shall have accepted a Qualified Bid only when that Qualified Bid has been approved by the Bankruptcy Court at the Sale Hearing.

      k. THE SALE HEARING. The Sale Hearing is presently scheduled to take place at 9:30 on November 17, 2005. At the Sale Hearing, the Debtors will seek entry of an order, among other things, authorizing and approving the Sale to the Proposed Purchaser or the Successful Bidder, as the case may be, as determined by the Debtors in accordance with the Bidding Procedures, pursuant to the terms and conditions set forth in the Asset Purchase Agreement or the Marked Agreement submitted by the Successful Bidder (as such agreement may be modified prior to, during or after the Auction with the agreement of the Debtors). The Sale Hearing may be adjourned or rescheduled without notice other than by an announcement of the adjourned date at the Sale Hearing.

            Following the Sale Hearing approving the sale, if the Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the next highest or otherwise best Qualified Bid, as disclosed at the Sale Hearing, shall be deemed to be the Successful Bid and the Debtors shall be authorized to effectuate such sale without further order of the Bankruptcy Court.

      l. RETURN OF GOOD FAITH DEPOSIT. The Good Faith Deposits of all Qualified Bidders shall be retained by the Seller and all Qualified Bids will remain open and irrevocable, notwithstanding Bankruptcy Court approval of a sale pursuant to the terms of a Successful Bid by a Qualified Bidder, until the earlier of two
(2) business days after the closing of the sale of the Assets or 30 days after the conclusion of the Sale Hearing. If a Successful Bidder fails to consummate an approved sale because of a breach or failure to perform on the part of such Successful Bidder, the Seller will not have any obligation to return the Good Faith Deposit deposited by such Successful Bidder, which shall be retained by the Seller as liquidated damages.

      m. MODIFICATIONS. The Debtors may (i) determine, in their business judgment, which Qualified Bid, if any, is the highest or otherwise best offer,
(ii) consult with the representatives of any official committee or other significant constituent in connection with the Bidding Process, and (iii) reject at any time before entry of an order of the Bankruptcy Court approving a Qualified Bid, any bid that, in the Debtors' sole discretion, is (x) inadequate or insufficient, (y) not in conformity with the requirements of the Bankruptcy Code, the Bidding Procedures, or the terms and conditions of sale, or (z) contrary to the best interests of the Debtors, their estates, their creditors and other parties in interest. At or before the Sale Hearing, the Bankruptcy Court, or, consistent with the purposes of the Bidding Procedures to obtain the highest or otherwise best offer(s) for the Assets, the Debtors, may impose such other terms and conditions as it may determine to be in the best interests of the Debtors' estates, their creditors and other parties in interest.

                                    EXHIBIT 2

                       NOTICE OF AUCTION AND SALE HEARING

                      IN THE UNITED STATES BANKRUPTCY COURT
                      FOR THE NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

In re:                                  )  Chapter 11
                                        )
ARLINGTON HOSPITALITY, INC., ET AL,     )  Case No. 05 B 34885
                                        )  (Jointly Administered)
                       Debtors.         )
                                        )  Bankruptcy Judge A. Benjamin Goldgar

                       NOTICE OF AUCTION AND SALE HEARING

      PLEASE TAKE NOTICE that on October 5, 2005, the above-captioned debtors and debtors in possession (the "Debtors"), filed with the United States Bankruptcy Court for the Northern District of Illinois (the "Bankruptcy Court"):
(1) a motion for authority to sell substantially all of the Debtors' assets assets (collectively, the "Assets") and to establish certain bidding procedures (the "Motion") for the auction of the Assets (the "Auction"). You may request copies of the Motion by making a written request to the Debtors' undersigned counsel.

      PLEASE TAKE FURTHER NOTICE that on October 12, 2005, the Bankruptcy Court entered an Order (the "Bid Procedures Order") approving a portion of the Motion requesting that certain procedures be applied in connection with the proposed disposition (the "Sale") of the Assets.

      PLEASE TAKE FURTHER NOTICE that on November 14, 2005, at 11:00 a.m., prevailing Central Time, the Debtors shall hold an auction (the "Auction") of the Assets in accordance with the terms and conditions of the Bidding Procedures.

      PLEASE TAKE FURTHER NOTICE that participation in the Auction is subject to the Bidding Procedures and the Sales Procedures Order.

      The Bankruptcy Court has scheduled a hearing for November 17, 2005 at 9:30 a.m. prevailing Central time, (the "Sale Hearing") to consider the relief requested in the Sale Motion. The Sale Hearing may, however, be adjourned in open court from time to time, without further notice. The Sale Hearing will be held before the Hon. A. Benjamin Goldgar, United States Bankruptcy Judge, Room 613, 219 South Dearborn Street, Chicago, Illinois 60604.

      Any objection to any relief requested by the Sale Motion (an "Objection") must be set forth, in writing and state with particularity, the grounds for such objection or other statement of position and must be filed with the Clerk of the Bankruptcy Court at 219 South Dearborn Street, Chicago, Illinois 60601 and served in such a manner that it is actually RECEIVED on or before November 10, 2005, at 5:00 p.m. prevailing Central time, by (1) undersigned counsel to the Debtors; (2) counsel to the Committee, Mathew J. Botica, Winston & Strawn LLP, 35 W. Wacker Dr., Chicago, IL 60601; and (3) counsel to the United States Trustee, Steven G. Wolfe, 227 West Monroe, Suite 3350, Chicago, Illinois 60606. Objections that do not conform to the foregoing will not be considered by the Bankruptcy Court.

      All requests for information concerning the Assets should be directed to the undersigned counsel for the Debtors. All rights to credit bid Under, 11 USC
Section 363(k) are preserved.

Dated: October 12, 2005

                                         ARLINGTON HOSPITALITY, INC., ET AL,
                                         Debtors and Debtors in Possession

                                         By: /s/ Catherine Steege
                                             ------------------------
                                                  One of its attorneys

Catherine L. Steege (ARDC #06183529)
Brian H. Meldrum (ARDC #0627167)
Jayne Laiprasert (ARDC #06283321)
JENNER & BLOCK LLP
One IBM Plaza
Chicago, IL 60611
Phone:(312)222-9350
Fax:(312)527-0484
csteege@jenner.com
bmeldrum@jenner.com
jlaiprasert@jenner.com

                                      -2-